EXHIBIT 23.1

CONSENT OF GUMBINER SAVETT INC.,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Axesstel, Inc.

San Diego, California

We hereby consent to the use in this Amendment No. 4 to Registration Statement on Form SB-2 (Registration No. 333-119760) of our report dated January 28, 2005 relating to the consolidated financial statements of Axesstel, Inc., for the years ended December 31, 2004 and 2003, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Prospectus.

/s/ Gumbiner Savett Inc.

GUMBINER SAVETT INC.

Santa Monica, California

February 22, 2005